Exhibit 7


                   AMENDED AND RESTATED JOINT FILING AGREEMENT


         Reference is made to the Joint Filing Agreement (the "Joint Filing Agreement"), dated as of December 19, 1997, among the undersigned. The Joint Filing Agreement is hereby amended and restated to read in its entirety, as follows:

         1. The undersigned hereby agree that Amendment No. 1 ("Amendment No. 1") to the statement on Schedule 13D (the "Schedule 13D") with respect to the Common Stock of Platinum Entertainment, Inc., dated December 22, 1997, signed by each of the undersigned shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The undersigned hereby agree that because, as described in Amendment No. 1, Lisa A. Hook is no longer deemed to have beneficial ownership (as that term is used in the rules and regulations promulgated under the Exchange Act) of Common Stock, par value $.001 per share, of Platinum Entertainment, Inc. beneficially owned by any of the other parties hereto, any subsequent amendment to the Schedule 13D signed by the undersigned (other than Lisa A. Hook) to be filed on behalf of each of the undersigned (other than Lisa A. Hook) shall be filed on behalf of such persons pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Exchange Act.

         3. Each of Oded Aboodi, Richard D. Goldstein, and Bruce M. Greenwald constitutes and appoints each of Oded Aboodi, Richard D. Goldstein and Bruce M. Greenwald, singly, such person's true and lawful attorney-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including Amendment No. 1) to the Schedule 13D filed pursuant to the Exchange Act, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         4. This Joint Filing Agreement shall be included as an Exhibit to the joint filing of Amendment No. 1 to the Schedule 13D authorized by paragraph 1 above.

                     [Rest of Page Intentionally Left Blank]

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                                                                               2

         5. This Agreement may be executed in one or more counterparts.


Dated: as of June 19, 1998

                                        MAC MUSIC LLC

                                        By: Alpine Equity Partners L.P.,
                                            Managing Member

                                            By: Alpine Equity Partners L.L.C.
                                                General Partner

                                            By: /s/ Richard D. Goldstein
                                                ------------------------
                                                Name:  Richard D. Goldstein
                                                Title: Executive Vice President


                                        By: MAROLEY MEDIA GROUP LLC,
                                            Managing Member

                                            By: /s/ Andrew B. Lipsher
                                                ---------------------
                                                Name:  Andrew B. Lipsher
                                                Title: Executive Vice President


                                        ALPINE EQUITY PARTNERS L.P.

                                        By: Alpine Equity Partners L.L.C.,
                                            its General Partner

                                            By: /s/ Richard D. Goldstein
                                                ------------------------
                                                Name:  Richard D. Goldstein
                                                Title: Executive Vice President


                                        ALPINE EQUITY PARTNERS L.L.C.

                                        By: /s/ Richard D. Goldstein
                                            ------------------------
                                            Name:  Richard D. Goldstein
                                            Title: Executive Vice President

                                        MAROLEY MEDIA GROUP LLC

                                        By: /s/ Andrew B. Lipsher
                                            ---------------------
                                            Name:  Andrew B. Lipsher
                                            Title: Executive Vice President


                                        /s/ Oded Aboodi
                                        ---------------
                                        ODED ABOODI


                                        /s/ Richard D. Goldstein
                                        ------------------------
                                        RICHARD D. GOLDSTEIN


                                        /s/ Bruce M. Greenwald
                                        ----------------------
                                        BRUCE M. GREENWALD


                                        /s/ Lisa A. Hook
                                        ----------------
                                        LISA A. HOOK


                                        /s/ Robert J. Morgado
                                        ---------------------
                                        ROBERT J. MORGADO